
 <ARTICLE>                              5
 <LEGEND>
**Values represent the interim year-to-date figures. All Division of Corporation
   Finance Schedules will consist of a SINGLE COLUMN of numbers unless a registration statement containing information for a complete fiscal year as well as for an interim period is the first submitted with new financials during that year. In that case, the filer will use two columns -- one for the year period and a second for the interim period. Financial Data Schedules for
   Investment Management companies will have one column of numbers. Each schedule may contain up to five columns of numbers; however, most will contain ONLY ONE.
</LEGEND>

<PERIOD-TYPE>                          9-MOS
<FISCAL-YEAR-END>                   DEC-31-2000
<PERIOD-START>                      JAN-01-2000
<PERIOD-END>                        SEP-30-2000
<CASH>                                  290,541
<SECURITIES>                                  0
<RECEIVABLES>                                 0
<ALLOWANCES>                                  0
<INVENTORY>                                   0
<CURRENT-ASSETS>                        290,541
<PP&E>                                3,594,592
<DEPRECIATION>                                0
<TOTAL-ASSETS>                        3,888,717
<CURRENT-LIABILITIES>                   129,449
<BONDS>                                       0
<PREFERRED-MANDATORY>                         0
<PREFERRED>                                   0
<COMMON>                                      0
<OTHER-SE>                            3,759,268
<TOTAL-LIABILITY-AND-EQUITY>          3,888,717
<SALES>                                       0
<TOTAL-REVENUES>                          6,714
<CGS>                                         0
<TOTAL-COSTS>                                 0
<OTHER-EXPENSES>                         35,376
<LOSS-PROVISION>                              0
<INTEREST-EXPENSE>                            0
<INCOME-PRETAX>                        (28,662)
<INCOME-TAX>                                  0
<INCOME-CONTINUING>                    (28,662)
<DISCONTINUED>                                0
<EXTRAORDINARY>                               0
<CHANGES>                                     0
<NET-INCOME>                            (28,662)
<EPS-BASIC>                                   0
<EPS-DILUTED>                                 0

